     As filed with the Securities and Exchange Commission on March 18, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 VITALWORKS INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       59-2248411
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                      Identification Number)

        239 ETHAN ALLEN HIGHWAY                                   06877
             RIDGEFIELD, CT                                    (Zip Code)
(Address of Principal Executive Offices)

                   VITALWORKS INC. 401(k) PROFIT SHARING PLAN

                                 JOSEPH M. WALSH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             239 ETHAN ALLEN HIGHWAY
                              RIDGEFIELD, CT 06877
                     (Name and Address of Agent for Service)

                                 (203) 894-1300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES             AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
     TO BE REGISTERED               REGISTERED (1)             SHARE (2)              PRICE (2)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock
($.001 par value)                   225,000 shares              $4.63                 $1,041,750            $96

Plan Participation
Interests(3)                            -                          -                       -                   -

         (1) Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated solely for purposes of calculating the registration fee, and based upon the average price of the Registrant's Common Stock on March 11, 2002 in accordance with Rule 457(h) under the Securities Act.

         (3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plan specified on the cover page of this Registration Statement of VitalWorks Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         All share and per share information in this registration statement reflects a 2-for-1 stock split in the form of a stock dividend paid by the Registrant on August 19, 1999.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         (2) The Registrant's Quarterly Reports on Form 10-Q filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

         (3) Current Reports on Form 8-K and Form 8-K/A filed by the Registrant on June 6, 2001, March 21, 2001, March 20, 2001, March 16, 2001, March 8, 2001 and February 21, 2001.

         (4) The Registrant's Registration Statement on Form 8-A (with respect to the description of its Common Stock), as filed on January 28, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification

         The Registrant's bylaws provide that the Registrant shall, to the full extent permitted by Section 145, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of the Registrant. The Registrant shall pay the expenses (including attorneys' fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by the Registrant only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

         In addition, the Registrant's certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law.

         Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

         a. The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         d. The undersigned Registrant hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ridgefield, Connecticut on the 15th day of March, 2002.

                                 By:      /s/ Michael A. Manto
                                          -------------------------------------
                                          Michael A. Manto
                                          Executive Vice President and
                                          Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of VitalWorks Inc. hereby severally constitute and appoint Joseph M. Walsh and Michael A. Manto, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable VitalWorks Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title(s)                         Date
                 ---------                                      --------                         ----

/s/ Joseph M. Walsh                        President and Chief Executive Officer              March 18, 2002
---------------------------------          and Chairman of the Board of Directors
Joseph M. Walsh                            (Principal Executive Officer)


/s/ Michael A. Manto                       Chief Financial Officer, Executive Vice            March 15, 2002
---------------------------------          President and Director (Principal
Michael A. Manto                           Financial and Accounting Officer)


/s/ Stephen N. Kahane, M.D., M.S.          Chief Strategy Officer, Vice Chairman              March 15, 2002
---------------------------------          and Director
Stephen N. Kahane, M.D., M.S.

/s/ Kenneth R. Adams                       Director                                           March 15, 2002
---------------------------------
Kenneth R. Adams

/s/ Stephen J. DeNelsky                    Director                                           March 15, 2002
---------------------------------
Stephen J. DeNelsky

/s/ David B. Shepherd                      Director                                           March 15, 2002
---------------------------------
David B. Shepherd

                                  Exhibit Index

Exhibit
Number           Description

4.1              Certificate of Incorporation of the Registrant with all amendments thereto (incorporated
                 by reference to Exhibit 3.1 to   the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

4.2              Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit
                 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
                 1999)

4.3              Specimen Certificate for shares of Common Stock, $.001 par value per share, of the Registrant
                 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on
                 Form SB-2) (Registration No. 333-18923)

5.1              Opinion of Hale and Dorr LLP

23.1             Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2             Consent of BDO Seidman, LLP

24.1             Power of Attorney (included on the signature page of this Registration Statement)